UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of stockholders of Intercept Pharmaceuticals, Inc. (the “Company”) held on November 24, 2015, the Company’s stockholders (1) elected all nine of the Company’s nominees to serve on the Company’s board of directors, (2) approved, on a non-binding advisory basis, the compensation of our named executive officers, (3) recommended, on a non-binding advisory basis, the option of “every year” with respect to the frequency of stockholder advisory votes on executive compensation and (4) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Shares of the Company’s voting stock were voted on these proposals as follows:

Proposal 1. Election of Directors: Nine nominees were elected to serve on the Company’s board of directors until the next annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Name	For	Withheld	Broker Non-Votes
Srinivas Akkaraju	19,433,732	649,163	1,422,674
Luca Benatti	20,062,158	20,737	1,422,674
Paolo Fundaro	19,888,937	193,958	1,422,674
Mark Pruzanski	20,061,908	20,987	1,422,674
Gino Santini	19,437,587	645,308	1,422,674
Glenn Sblendorio	20,058,571	24,324	1,422,674
Jonathan Silverstein	19,965,667	117,228	1,422,674
Klaus Veitinger	19,968,861	114,034	1,422,674
Daniel Welch	20,056,151	26,744	1,422,674

Proposal 2. Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 19,965,345 votes for; 103,304 votes against; 14,245 votes abstaining; and 1,422,222 broker non-votes.

Proposal 3. Advisory Vote on Frequency of Future Executive Compensation Advisory Votes. The stockholders recommended, on a non-binding advisory basis, the option of “every year” with respect to the frequency of stockholder advisory votes on executive compensation. The final voting results with respect to this Proposal were as follows: 19,678,571 votes for the option of “every year”; 55,687 votes for the option of “every 2 years”; 341,247 votes for the option of “every 3 years”; 7,391 votes abstaining; and 1,422,674 broker non-votes.

Proposal 4. Ratification of Independent Registered Public Accounting Firm: The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The final voting results with respect to this Proposal were as follows: 21,463,521 votes for; 24,119 votes against; and 17,929 votes abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: December 1, 2015	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer